Exhibit 10.1

SCHEDULE "B"

AMENDED

Effective Date

September 1, 2020

Consulting Fees

The Consultant shall be paid a fee of $10,000.00 per month plus applicable taxes (currently GST). All fees are to be billed and paid on a monthly basis.

Business Expenses

The Consultant shall be reimbursed by the Company for all reasonable actually and properly incurred by the Consultant in connection with the performance of the Services. For all such expenses, the Consultant shall furnish to the Company statements and vouchers as and when required by the Company.

Regulatory Acceptance

Both parties agree to seek regulatory acceptance, to the extent required to do so.

Blue Pegasus Consulting Inc. and Peggy Wu have duly executed this Amendment as of the effective date first above written.

BLUE PEGASUS CONSULTING INC.

Per:	/s/ Peggy Wu
Peggy Wu, Director

The Company has indicated its Amendment by the signature of its duly appointed Officer in that respect as of the effective date first above written.

CORVUS GOLD INC.

Per:	/s/ Jeffrey A. Pontius
Signing Officer